Exhibit 10.5

FIRST AMENDMENT TO LEASE
BAYSIDE PLAZA, A PARTNERSHIP
AND ANTS SOFTWARE, INC.

THIS AMENDMENT TO LEASE is made on the 3rd day of July, 2007, between BAYSIDE PLAZA, A PARTNERSHIP, as Landlord, and ANTS SOFTWARE, INC., as Tenant.

Landlord and Tenant are parties to an Agreement of Lease (”the Lease”) dated as of March 18, 2005, pursuant to which Landlord has leased to Tenant, and Tenant has rented from Landlord, office space in certain building commonly known as Bayside Plaza, 700 Airport Boulevard, Suite 300, Burlingame, CA 94010 (“the Building”).  The parties acknowledge that the lease is in full force and effect.  The parties wish to amend and extend the lease for a Twelve (12) month period in the manner specifically set forth in this First Amendment to Lease.

1.	Commencement Date:	The commencement date of this renewal term shall be May 1, 2008.

2.	Base Rent:	The base rent will be the sum of $34,200.00 Monthly.

3.	Rental Increases:	May 1, 2008 – April 30, 2009 $34,200.00/Month

4.	Renewal Option:
Tenant shall have one (1) option to renew for one (1) year at $35,100.00 per month for the period of May 1, 2009 through April 30, 2010.  Tenant shall give written notice of its intent to extend theterm of the lease no later than January 30, 2009.

5.	Tenant Improvements:	Landlord shall complete the following Tenant Improvements:

a.	Professionally clean and repair the carpets – the areas that need to be patched/repaired will be patched/repaired with a carpet that matches as close as possible to the existing carpet.
b.	Touch up paint where necessary
c.	Replace missing ceiling tiles

6.	Operating Expenses & Taxes:	Tenant will pay its pro rata share in excess of a 2008 Base year (the “Base Year”) with a five percent (5%)annual cap.

7.	Affirmation of Lease:	The operating expenses and the real property taxes will be calculated as if the Building is 100% leased and occupied and/or fully assessed.

              Except as specifically set forth in this Addendum, each and every provision of the Lease shall remain in full force and effect, and shall not be modified, waived, or otherwise affected by this Addendum.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum as of the date stated herein above.

BAYSIDE PLAZA, A PARTNERSHIP		ANTS SOFTWARE, INC.

/s/ Max C. Woo	7/3/07	/s/ Ken Ruotolo	7/3/07
Max C. Woo	Date	Ken Ruotolo	Date